EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. ESTABLISHES
A $25 MILLION REVOLVING CREDIT FACILITY

Fremont, Calif., - April 15, 2013 - Mattson Technology, Inc., (NASDAQ: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced that the Company entered into a three-year revolving credit facility for $25 million with Silicon Valley Bank, part of SVB Financial Group (NASDAQ: SIVB). Upon closing, the Company borrowed $10 million under this facility with an annual interest rate of 4.75 percent.

Availability under the credit facility is based on the achievement of certain quarterly EBITDA levels and on a borrowing base formula consisting of the sum of eligible accounts receivable, advance billings and inventory. Borrowings under the credit facility will bear interest at a variable rate based on, at the Company's option, either (i) Alternate Base Rate (ABR) plus an applicable margin between 0.25 percent to 1.50 percent per annum, or (ii) the Eurodollar Rate plus an applicable margin between 3.25 percent to 4.50 percent per annum. The agreement is guaranteed by Mattson International, Inc., a wholly-owned subsidiary of the Company and is secured by substantially all of the Company's and Mattson International, Inc.'s assets.

“With this credit facility we are well positioned to take advantage of the next ramp in business and it provides the Company flexibility to continue to invest as business demand grows,” said J. Michael Dodson, Chief Operating Officer and Chief Financial Officer of Mattson Technology, Inc.

About Mattson Technology, Inc.
Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: Dry Strip, Rapid Thermal Processing and Etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON / (510) 657-5900. Internet: www.mattson.com.

About Silicon Valley Bank
For nearly three decades, SVB Financial Group and its subsidiaries, including Silicon Valley Bank, have been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves companies in the technology, life science, venture capital and premium wine industries. Offering diversified financial services through Silicon Valley Bank, SVB Analytics, SVB Capital, SVB Global and SVB Private Bank, SVB Financial Group provides clients with commercial, investment, international and private banking services. The company also offers funds management, broker-dealer transactions and asset management, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, Calif., SVB Financial Group (Nasdaq: SIVB) operates through 27 offices in the U.S. and international operations in China, India, Israel and the United Kingdom. More information on the company can be found at www.svb.com.

Safe Harbor
"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations and the Company and its industry's outlook. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: Company expectations with respect to continued growth of its business; growth of the industry and the size of the Company's served available market; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's cash position overall, especially as a result of payments made for inventory and the related collections upon shipment of such inventory; end-user demand for semiconductors, including the growing mobility electronics industry; customer demand for semiconductor manufacturing equipment; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market, to gain market share with such products and the overall mix of the Company's products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; the Company's dependence on international sales; volatility in the Company's stock price and any potential delisting of the stock from NASDAQ for the failure to maintain a minimum bid price; ; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.